                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / /  Preliminary Proxy Statement

     / / Confidential, For Use of the Commission Only (as Permited by Rule 14a-6(e)(2))

     /X/  Definitive Proxy Statement

     / /  Definitive Additional Materials

     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             PROTECTIVE LIFE CORPORATION
                             ---------------------------
                   (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

-----------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

-----------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-----------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------

     (5)  Total fee paid:

-----------------------------------------------------------------
     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

-----------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

-----------------------------------------------------------------
     (3)  Filing Party:

-----------------------------------------------------------------
     (4)  Date Filed:

-----------------------------------------------------------------

                             [PROTECTIVE LETTERHEAD]

                                    March 25, 1999




Dear Share Owners:

     It is my pleasure to invite you to Protective's Annual Meeting of Share Owners. We will hold the meeting on Monday, April 26, 1999 at 10:00 a.m., CDT, at our Executive Offices in Birmingham, Alabama. In addition to considering the matters described in the Proxy Statement, we will review the major developments since our last Share Owners' Meeting.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Protective. Also enclosed is the Company's 1998 Annual Report to Share Owners.

     We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the Proxies named on the enclosed card to vote your shares. This will ensure that your Common Stock will be represented at the meeting. Please complete, date, sign and return your proxy as soon as possible so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid return envelope has been provided for your use. If you attend the meeting and prefer to vote in person, you may do so.

     We look forward to your participation.

                              Sincerely yours,


                              /s/ Drayton Nabers, Jr.
                              -----------------------
                              Drayton Nabers, Jr.
                              Chairman of the Board and
                              Chief Executive Officer

                       NOTICE OF ANNUAL MEETING OF SHARE OWNERS


                    Date:     Monday, April 26, 1999

                    Time:     10:00 a.m. CDT

                    Place: Protective Life Corporation Executive Offices 2801 Highway 280 South
                              Birmingham, Alabama 35223

Dear Share Owners:

     At the Annual Meeting, we will ask you to:

     -  Elect eleven Directors
     - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Auditors
     - Transact any other business that may be properly presented at the Meeting.

     If you were a share owner of record at the close of business on March 5, 1999, you may vote at the Annual Meeting.

     The Annual Meeting may be adjourned without notice other than the announcement at the meeting, and any business for which this notice is given may be transacted at any such adjournment.


                         BY ORDER OF THE BOARD OF DIRECTORS


                          /s/ Deborah J. Long
                          ------------------------------
                          Deborah J. Long, Secretary

March 25, 1999

                                  TABLE OF CONTENTS


Letter from the Chairman of the Board and Chief Executive Officer

Notice of 1999 Annual Meeting of Share Owners

Proxy Statement                                                             PAGE
   General Information About Voting. . . . . . . . . . . . . . . . . . . .    1

   Proposal 1:  Election of Directors. . . . . . . . . . . . . . . . . . .    2

   Information About the Nominees. . . . . . . . . . . . . . . . . . . . .    2

   About the Board of Directors and Its Committees . . . . . . . . . . . .    5

   Director's Compensation . . . . . . . . . . . . . . . . . . . . . . . .    6

   Security Ownership of Directors, Executive Officers and
   Principal Share Owners. . . . . . . . . . . . . . . . . . . . . . . . .    7

   Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . . .    9

   Compensation Committee Interlocks and Insider Participation . . . . . .    9

   Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . .   10

   Other Plans and Arrangements. . . . . . . . . . . . . . . . . . . . . .   12

   Compensation and Management Succession Committee's Report
   on Executive Compensation . . . . . . . . . . . . . . . . . . . . . . .   13

   Performance Comparison. . . . . . . . . . . . . . . . . . . . . . . . .   16

   Proposal 2:  Ratify Appointment of the Company's Independent
   Auditors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

   Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                   PROXY STATEMENT


Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the Proxies named in the enclosed proxy card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our Management. "We," "our," "Protective" and "the Company" each refers to Protective Life Corporation. The Proxy Statement is first being sent to our share owners on or about March 25, 1999.

                           GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE. You are entitled to vote your Common Stock if our records show that you held shares as of March 5, 1999. At the close of business on March 5, 1999, a total of 64,448,096 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares which you are entitled to vote.

VOTING BY PROXIES. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the proxy card in the postage paid envelope which we have provided to you. Of course, you can always come in person to the meeting and vote your shares. If you mail in your proxy card, the Proxies will vote your shares in accordance with the instructions on the card. If you sign and return the proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors. We are not now aware of any other matters to be presented except those described in this Proxy Statement. If any other matters not described in the Proxy Statement are presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless your have revoked your proxy instructions.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. If you give a proxy, you may revoke it at any time before it is exercised. To revoke your proxy instructions, you must send another proxy card with a later date, notify the Secretary in writing before the Annual Meeting that you have revoked your proxy, or attend the meeting and vote your shares in person.

HOW VOTES ARE COUNTED. The Annual Meeting will be held if a quorum (a majority of the outstanding Common Stock entitled to vote) is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all of the matters introduced at the meeting.

"BROKER NON-VOTES" ALSO COUNT FOR QUORUM PURPOSES. If you hold your Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the nominee may vote on matters which the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes will count for purposes of determining a quorum. We will not count broker non-votes as votes for or against any proposal.

COST OF THIS PROXY SOLICITATION. We will pay the cost of the proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit share owners for the same type of proxy personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

We have retained Corporate Investor Communications, Inc. to forward proxy materials to the beneficial owners of stock held of record by brokers, custodians, and other nominees. We will, upon request, reimburse brokers, custodians and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

                          PROPOSAL 1:  ELECTION OF DIRECTORS

Directors William J. Rushton III and Herbert A. Sklenar will retire from the Board of Directors at the 1999 Annual Meeting. The entire Board of Directors, which on April 26, 1999 will consist of 11 members, will be elected at this Annual Meeting to hold office until the next Annual Meeting and the election of their successors.

VOTE REQUIRED. The affirmative vote of the holders of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote is required to elect directors. This means if you abstain from voting, it has the same effect as if you voted against the proposal.

VOTING BY THE PROXIES. The Proxies will vote your Common Stock in accordance with your instructions. If you have not given specific instructions to the contrary, your Common Stock will be voted to approve the election of the nominees named in this Proxy Statement. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected, as permitted by our By-laws.

                            INFORMATION ABOUT THE NOMINEES

All of the nominees are currently directors. Each has agreed to be named in this Proxy Statement and to serve if elected. Messrs. Nabers and Johns are the only nominees that have any position or office with the Company or any subsidiary. Each of the nominees who was a Board member in 1998 attended at least 75% of the meetings of the Board and the committees on which the nominee served during that year. The following information was provided by the nominees as of the date of this Proxy Statement.

                                                                       COMPANY
                                 PRINCIPAL OCCUPATION                  DIRECTOR
NAME                       AGE   AND DIRECTORSHIPS                      SINCE
----                       ---   --------------------                  --------


William J. Cabaniss, Jr.   60    President of Precision Grinding,       1974(a)
                                 Inc. (machine grinding);
                                 Director, Precision Grinding,
                                 Inc. and Birmingham Steel
                                 Corporation.

                                                                       COMPANY
                                 PRINCIPAL OCCUPATION                  DIRECTOR
NAME                       AGE   AND DIRECTORSHIPS                      SINCE
----                       ---   --------------------                  --------

Drayton Nabers, Jr.        58    Chairman of the Board and Chief        1982
                                 Executive Officer of the
                                 Company and, formerly, its
                                 Chairman of the Board, President
                                 and Chief Executive Officer and
                                 its President and Chief Executive
                                 Officer; Director, Energen
                                 Corporation, National Bank of
                                 Commerce of Birmingham, and
                                 Alabama National Bancorporation.(b)

John J. McMahon, Jr.        56   Chairman of the Executive Committee    1987
                                 of McWane, Inc. (pipe and valve
                                 manufacturing) and, formerly, its
                                 Chairman of the Board and its
                                 President; Director, Alabama
                                 National Bancorporation, National
                                 Bank of Commerce of Birmingham and
                                 John H. Harland Company.

A. W. Dahlberg              58   Chairman of the Board, President       1987
                                 and Chief Executive Officer of
                                 Southern Company (electric
                                 utilities) and, formerly, its
                                 President; formerly, President
                                 and Chief Executive Officer,
                                 Georgia Power Company; Director,
                                 Southern Company, Georgia Power
                                 Company, Southern Company Services,
                                 Inc., Alabama Power Company,
                                 Southern Energy, Inc., Southern
                                 Nuclear Operating Company, SunTrust
                                 Banks, Inc., SunTrust Bank, Atlanta,
                                 SunTrust Banks of Georgia, Inc., and
                                 Equifax, Inc.


Ronald L. Kuehn, Jr.       63    Chairman of the Board, President       1990
                                 and Chief Executive Officer of Sonat
                                 Inc. (energy and natural resources);
                                 Director, Sonat Inc., AmSouth
                                 Bancorporation, Southern Natural Gas
                                 Company, Union Carbide Corporation,
                                 Praxair, Inc., Transocean Offshore,
                                 Inc., and Dun & Bradstreet
                                 Corporation.

James S. M. French         58    Chairman of the Board, President,      1996
                                 and Chief Executive Officer of Dunn
                                 Investment Company (materials,
                                 construction, and investment holding
                                 company); Director, Energen
                                 Corporation, Regions Financial
                                 Corporation, and Hilb, Rogal and
                                 Hamilton Company.

                                                                       COMPANY
                                 PRINCIPAL OCCUPATION                  DIRECTOR
NAME                       AGE   AND DIRECTORSHIPS                      SINCE
----                       ---   --------------------                  --------

Robert A. Yellowlees       60    Chairman of the Board, President,      1996
                                 and Chief Executive Officer of
                                 National Data Corporation
                                 (information services company) and,
                                 formerly, its President, Chief
                                 Executive Officer, and Chief
                                 Operating Officer; Director,
                                 National Data Corporation and
                                 John H. Harland Company.

John D. Johns              47    President and Chief Operating          1997
                                 Officer of the Company and,
                                 formerly, its Executive Vice
                                 President and Chief Financial
                                 Officer; formerly, Vice President
                                 and General Counsel of Sonat Inc.;
                                 Director, National Bank of
                                 Commerce of Birmingham and Alabama
                                 National Bancorporation. (b)

Elaine L. Chao             46    Distinguished Fellow at The Heritage   1997
                                 Foundation, Washington, D.C. (policy
                                 research); formerly, President and
                                 Chief Executive Officer, United
                                 Way of America; formerly, Director
                                 of Peace Corps; formerly, deputy
                                 secretary of U.S. Department of
                                 Transportation; formerly, Vice
                                 President - Syndications,
                                 BankAmerica Capital Markets Group;
                                 Director, Dole Food Company, Inc.,
                                 Vencor, Inc., Millipore Corporation,
                                 Raymond James Financial, Inc. and
                                 Northwest Airlines Corporation.

Donald M. James            50    Chairman of the Board and Chief        1997
                                 Executive Officer of Vulcan
                                 Materials Company (construction
                                 materials and chemicals), and,
                                 formerly, its President and Chief
                                 Executive Officer; Director,
                                 Vulcan Materials Company and
                                 SouthTrust Corporation.

J. Gary Cooper             62    Chairman of the Board, Chief           1999
                                 Executive Officer and co-founder
                                 of Commonwealth National Bank
                                 (banking and financial services);
                                 formerly, U.S. Ambassador to
                                 Jamaica (1994-1997); formerly,
                                 Senior Vice President, Volkert and
                                 Associates (engineering and
                                 architectural services) and
                                 formerly, its Vice President;
                                 Director, Commonwealth National
                                 Bank and GenCorp.


--------------------------
(a)  with the exception of the period November 1988 - February 1992
(b)  also a director and/or current officer of each principal Company subsidiary


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL ELEVEN NOMINEES FOR DIRECTORS.

                   ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES


THE BOARD OF DIRECTORS. The Board of Directors oversees the business and affairs of Protective and monitors the performance of Management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through reports from and discussions with the Chairman, the President and other key executives and, as necessary, the Company's outside advisors. The Board of Directors met five times in 1998.

THE COMMITTEES OF THE BOARD. To assist in carrying out its duties and responsibilities, the Board of Directors has a Finance and Investments Committee, an Audit Committee, a Compensation and Management Succession Committee, and a Board Structure and Nominating Committee, each composed of members of the Board of Directors. Each of the Committees reports its actions to the Board of Directors.

The following table describes, for each Committee, the functions, membership and the number of meetings held in 1998.

-------------------------------------------------------------------------------
            FINANCE AND INVESTMENTS COMMITTEE -   4  Meetings in 1998


FUNCTIONS                         MEMBERS

Reviews and acts upon financial   William J. Rushton III*   James S. M.French
and investment matters,           William J. Cabaniss, Jr.  Robert A. Yellowlees
including borrowing and lending   Drayton Nabers, Jr.       John D. Johns
transactions entered into by the  John J. McMahon, Jr.      Elaine L. Chao
Company and its subsidiaries.     A. W. Dahlberg            Donald M. James
                                  Ronald L. Kuehn, Jr.      J. Gary Cooper
                                  Herbert A. Sklenar*


                     AUDIT COMMITTEE -   3  MEETINGS IN 1998

FUNCTIONS                                        MEMBERS

Reviews internal controls, systems and           Herbert A. Sklenar*
procedures, accounting policies, and other       William J. Cabaniss, Jr.
significant aspects of the financial             James S. M. French
management of the Company, including the         Elaine L. Chao
Company's internal audit functions.  It also     Donald M. James
reviews with the independent public
accountants their audit procedures, management letters, and other significant aspects of the annual audit made by the independent public accountants.

                                                ------------------
                                                *Retiring in April 1999
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE -   1  MEETING IN 1998

FUNCTIONS                                        MEMBERS

Has oversight and ultimate control of the        John J. McMahon, Jr.
compensation paid to officers and employees of   A. W. Dahlberg
the Company and its subsidiaries, whether by     Ronald L. Kuehn, Jr.
salary or under any of the Company's             Robert A. Yellowlees
compensation plans. This Committee is also vested with the responsibility of recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise.


         BOARD STRUCTURE AND NOMINATING COMMITTEE -   1  MEETING IN 1998

FUNCTIONS                                        MEMBERS

Charged with the broad responsibility of         William J. Rushton III*
reviewing and advising the Board of Directors    William J. Cabaniss, Jr.
on the functions and procedures of the Board     Drayton Nabers, Jr.
of Directors and its Committees, the             A. W. Dahlberg
compensation of the directors for service on     James S. M. French
the Board of Directors and its Committees, and   John D. Johns
the selection and tenure of directors.  The
Committee will consider share owner
recommendations for director nominees in accordance with the Company's By-laws. See
"Other Information" on page 18.

                                                 ----------------
                                                 *Retiring in April 1999

-------------------------------------------------------------------------------
                               DIRECTOR'S COMPENSATION

GOAL. Protective feels that it is in the best interest of the Company to tie director compensation to your interests as share owners. Therefore, a significant percentage of director compensation is paid in the form of Common Stock.

FEES. Directors' fees, which are paid only to directors who are not Protective employees, are as set forth in the following table.

--------------------------------------------------------------------------------
DIRECTOR'S FEE:                          AMOUNT:
--------------------------------------------------------------------------------
Annual Board Membership Fee              $14,000 and 400 shares of Common Stock
--------------------------------------------------------------------------------
Attendance Fee for each Board Meeting
-  Birmingham Directors                  $1,500
-  Non-Birmingham Directors              $2,600
--------------------------------------------------------------------------------
Attendance Fee for each Committee        $1,200
Meeting
-------------------------------------------------------------------------------

Directors who do not reside in Birmingham also receive a $500 fee and reimbursement of travel expenses for attendance at Committee meetings when travel to Birmingham is for the special purpose of attending the meeting. The current non-Birmingham directors are Ms. Chao and Messrs. Cooper, Dahlberg and Yellowlees.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS. Each year non-employee directors may elect to defer until a specified date all or any portion of their cash and/or Common Stock compensation. A director's right to receive future payments under this deferred compensation plan is an unsecured claim against Protective's general assets. Cash amounts may be deferred into a common stock equivalent or an interest-bearing equivalent. Stock compensation may only be deferred as common stock equivalents. Amounts deferred under the plan are distributable in cash or in stock as elected by the director.

                           SECURITY OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL SHARE OWNERS

The following table shows the number of shares of Common Stock and common stock equivalents beneficially owned as of March 5, 1999 (unless otherwise noted) by
(i) each current director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all current directors and executive officers of the Company as a group, and (iv) persons the Company believes to be the beneficial owners of 5% or more of the Company's Common Stock.

-------------------------------------------------------------------------------
                                    AMOUNT AND NATURE
                                OF BENEFICIAL OWNERSHIP(1)          PERCENT
   NAME OF                   ---------------------------------         OF
BENEFICIAL OWNER             SOLE POWER        SHARED POWER(2)      CLASS (1)
----------------             ----------        ---------------      ---------
William J. Rushton III        915,677              160,000(3)        1.7%
William J. Cabaniss, Jr.      191,278              153,952             *
Drayton Nabers, Jr.           325,486(4)             9,638             *
John J. McMahon, Jr.           28,882(5)            36,000             *
A. W. Dahlberg                  5,997                    0             *
Ronald L. Kuehn, Jr.            7,099(5)                 0             *
Herbert A. Sklenar              6,561(5)             2,732             *
James S. M. French              2,030               19,800(6)          *
Robert A. Yellowlees            8,554(5)                 0             *
John D. Johns                  61,520(4)             4,200             *
Elaine L. Chao                  3,889(5)                 0             *
Donald M. James                 3,146(5)                 0             *
J. Gary Cooper                    100                    0             *
R. Stephen Briggs             132,511(4)             1,428             *
Jim E. Massengale             135,819(4)               700             *
A. S. Williams III            103,006(4)                 0             *
All current directors
  and executive officers
  as a group (24 persons)   2,195,220(4)(5)(7)     388,450(2)(6)     4.0%
Firstar Corporation         1,439,996(8)         2,914,945(8)        6.8%(8)
AmSouth Bancorporation              0            6,489,423(9)       10.1%(9)
Nicholas Company, Inc.      4,111,040(10)                0           6.4%(10)
FMR Corp.                   3,246,420(11)                0           5.0%(11)

--------------------------
*less than one percent
-------------------------------------------------------------------------------

Notes to Security Ownership Table:

(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer; or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)  Shares owned by the wife of Mr. Rushton.

(4) The amounts reported include shares allocated to accounts under the Company's 401(k) and Stock Ownership Plan as follows: Mr. Nabers, 12,773 shares; Mr. Johns, 3,553 shares; Mr. Briggs, 27,669 shares; Mr. Massengale, 30,540 shares; Mr. Williams, 25,796 shares; and all directors and executive officers as a group, 150,128 shares.

     The amounts reported also include stock equivalents held by certain officers under the Company's Deferred Compensation Plan for Officers, entitling each such officer to receive upon distribution a share of Common Stock for each stock equivalent. The number of stock equivalents included are as follows: Mr. Nabers, 252,490; Mr. Johns, 53,567; Mr. Briggs, 89,173; Mr. Massengale, 57,084; Mr. Williams, 62,246; and all directors and executive officers as a group, 698,796.

     The reported amounts do not include stock appreciation rights ("SARs") awarded under the Company's 1996 Stock Incentive Plan as follows: Mr. Nabers, 300,000 SARs; Mr. Johns, 150,000 SARs; Mr. Briggs, 40,000 SARs; Mr. Massengale, 40,000 SARs; Mr. Williams, 40,000 SARs; and all directors and executive officers as a group, 675,000 SARs.

(5) The amounts reported include stock equivalents held by certain directors under the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company, entitling each such director to receive upon distribution a share of Common Stock for each stock equivalent. The number of stock equivalents included are as follows: Mr. McMahon, 10,594;
     Mr. Kuehn, 3,239; Mr. Sklenar, 3,123; Mr. Yellowlees, 5,554; Ms. Chao, 2,703; Mr. James, 2,146; and all directors and executive officers as a group, 698,796.

(6) Includes 18,000 shares of Common Stock owned by Dunn Investment Company, of which Mr. French is Chairman of the Board, President, and Chief Executive Officer.

(7)  No officer or director owns any stock of any affiliate of the Company.

(8) Firstar Corporation, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that, in its capacity as a holding company, it may be deemed the beneficial owner, as of December 31, 1998, of 4,354,941 shares of Common Stock. Firstar Corporation reported sole voting and investment power with respect to 1,439,996 shares, shared voting power with respect to 2,851,775 shares, and shared investment power with respect to 2,914,945 shares. Firstar Investment Research & Management Company, LLC, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, a subsidiary of Firstar Corporation, has advised the Company that, in its capacity as an investment adviser, it may be deemed the beneficial owner, as of December 31, 1998, of 4,354,941 shares of Common Stock. Firstar Investment Research & Management Company, LLC reported sole voting and investment power with respect to 1,439,996 shares, shared voting power with respect to 2,851,775 shares, and shared investment power with respect to 2,914,945 shares. Firstar Corporation reported its beneficial ownership as of December 31, 1998 as 6.4%, which it has advised the Company includes beneficial ownership by its subsidiary. The table shows the percentage based on 64,448,096 shares of Common Stock outstanding on March 5, 1999.

(9) AmSouth Bancorporation, AmSouth/Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, has advised the Company that, in its capacity as a holding company, it may be deemed the beneficial owner, as of December 31, 1998, of 6,489,423 shares of Common Stock. AmSouth Bancorporation reported that it has no sole voting or investment power, but has shared voting power with respect to 5,484,436 shares, and shared investment power with respect to 4,719,504 shares. AmSouth Bank, AmSouth/Sonat Tower, Birmingham, Alabama 35203, a subsidiary of AmSouth Bancorporation, has advised the Company that, in its capacity as a bank fiduciary of various trusts and estates, it may be deemed the beneficial owner, as of December 31, 1998, of 6,489,423 shares of Common Stock. AmSouth Bank reported that it has no sole voting or investment power, but has shared voting power with respect to 5,484,436 shares, and shared investment power with respect to 4,719,504 shares. AmSouth Bank has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of Common Stock. AmSouth Bancorporation reported its beneficial ownership as of December 31, 1998 as 10.1%, which it has advised the Company includes beneficial ownership by its subsidiary, AmSouth Bank. The table shows the percentage based on 64,448,096 shares of Common Stock outstanding on March 5, 1999.

(10) Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, has advised the Company that, in its capacity as an investment adviser, it may be deemed the beneficial owner, as of December 31, 1998, of 4,111,040 shares of Common Stock, for which Nicholas Company, Inc. has sole investment power but no voting power. Nicholas Company, Inc. has further advised the Company that none of its separate clients holds as much as 5% of the outstanding shares of Common Stock. Nicholas Company, Inc. reported its beneficial ownership as of December 31, 1998 as 6.38%. The table shows the percentage based on 64,448,096 shares of Common Stock outstanding on March 5, 1999.

(11) FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, has advised the Company that, in its capacity as a holding company, it may be deemed the beneficial owner, as of December 31, 1998, of 3,246,420 shares of Common Stock. FMR Corp. reported sole voting power with respect to 567,968 shares and sole investment power with respect to 3,246,420 shares, but no shared power. FMR Corp. reported its beneficial ownership as of December 31, 1998 as 5.038%, which it has advised the Company includes beneficial ownership by its various subsidiaries, acting in their capacities as investment advisors and/or investment managers. FMR Corp. has further advised the Company that none of its subsidiaries holds as much as 5% of the outstanding shares of Common Stock. The table shows the percentage based on 64,448,096 shares of Common Stock outstanding on March 5, 1999.


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission ("SEC") showing changes in their beneficial ownership of Common Stock. We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that each of our directors and executive officers complied with reporting requirements in 1998, except for Mr. Williams who inadvertently filed a late Form 4 reporting two transactions.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Management Succession Committee are Messrs. McMahon (Chairman), Dahlberg, Kuehn, and Yellowlees. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries or has any other relationship with the Company for which the SEC requires disclosure.

                                EXECUTIVE COMPENSATION


The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executives") during or with respect to the last three fiscal years.


                                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                             ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                         ----------------------------------------------------------------
                                                                                     AWARDS       PAYOUTS
                                                                                 ------------------------
                                                                                  SECURITIES
                                                                        OTHER     UNDERLYING
                                                                        ANNUAL     OPTIONS/      LONG-TERM           ALL
                                                                        COMPEN-      SARS      INCENTIVE PLAN       OTHER
 NAME AND PRINCIPAL POSITION      YEAR   SALARY(1)(2)  BONUS(1)(2)(3)   SATION        (#)     PAYOUTS(1)(3)(4)  COMPENSATION(5)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
DRAYTON NABERS, JR.               1998    $575,833       $580,000       $    0          0      $1,675,044(8)       $4,800
  Chairman of the Board and       1997     552,500        499,500          372          0       1,686,972           4,800
  Chief Executive Officer         1996     535,000        691,063(6)     2,970    300,000(7)      807,362           4,500
-------------------------------------------------------------------------------------------------------------------------------
JOHN D. JOHNS                     1998     383,333        312,000            0          0         661,572(8)        4,800
  President and Chief Operating   1997     347,500        280,000            0          0         702,694           4,800
  Officer                         1996     312,917        306,316(9)         0    150,000(7)      176,956           4,500
-------------------------------------------------------------------------------------------------------------------------------
R. STEPHEN BRIGGS                 1998     295,000        206,500            0          0         661,572(8)        4,800
  Executive Vice President        1997     295,000        172,400            0          0         702,694           4,800
                                  1996     293,333        181,700            0     40,000(7)      265,434           4,500
-------------------------------------------------------------------------------------------------------------------------------
JIM E. MASSENGALE                 1998     275,000        196,000        1,890          0         394,128(8)        4,800
  Executive Vice President,       1997     247,500        210,000        1,890          0         416,035           4,800
  Acquisitions                    1996     225,417        148,100          756     40,000(7)      248,844           4,500
-------------------------------------------------------------------------------------------------------------------------------
A. S. WILLIAMS III                1998     289,167        383,263        5,742          0         516,120(8)        4,800
  Executive Vice President,       1997     283,333        282,833        5,742          0         539,265           4,800
  Investments and Treasurer       1996     273,333        442,500        5,742     40,000(7)      298,613           4,500
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


(1) For further information, see the "Compensation and Management Succession Committee's Report on Executive Compensation."
(2) Includes amounts that the Named Executives may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.
(3) Includes amounts that the Named Executives may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers.
(4) For further information, see the "Long-Term Incentive Plan--Awards In Last Fiscal Year" table.
(5)  Matching contributions to the Company's 401(k) and Stock Ownership Plan.
(6)  Includes a one-time bonus award of $205,063 in shares of Common Stock.
(7) SARs have been restated to reflect a two-for-one stock split on April 1, 1998.
(8) 1998 long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of this Proxy Statement.
(9)  Includes a one-time bonus award of $53,316 in shares of Common Stock.

The following table sets forth the value of the stock appreciation rights held by the Named Executives based upon the value of the Common Stock as of December 31, 1998. No stock appreciation rights were granted to the Named Executives during 1998.

                         AGGREGATED FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         Number of Securities          Value of Unexercised
                        Underlying Unexercised       In-the-Money Options/SARs
       Name                 Options/SARs                   at FY-End ($)
                            at FY-End (#)            Exercisable/Unexercisable
                      Exercisable/Unexercisable
--------------------------------------------------------------------------------
Drayton Nabers,Jr.           0/300,000                    $0/$6,712,500
--------------------------------------------------------------------------------
John D. Johns                0/150,000                      0/3,356,250
--------------------------------------------------------------------------------
R. Stephen Briggs            0/ 40,000                        0/895,000
--------------------------------------------------------------------------------
Jim E. Massengale            0/ 40,000                        0/895,000
--------------------------------------------------------------------------------
A. S. Williams III           0/ 40,000                        0/895,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


In 1998, the Compensation and Management Succession Committee awarded performance shares under the Company's 1997 Long-Term Incentive Plan to the Named Executives as indicated in the table below. These awards are generally payable, if at all, at the time the results of the comparison group of companies for the four-year period ending December 31, 2001 are known.

                      LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                       PERFORMANCE      NON-STOCK PRICE-BASED PLANS (IN SHARES)(2)
                        NUMBER OF        OR OTHER       -----------------------------------------
                      SHARES, UNITS    PERIOD UNTIL
       NAME             OR OTHER        MATURATION
                      RIGHTS (#)(1)      OR PAYOUT          THRESHOLD   TARGET    MAXIMUM
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Drayton Nabers, Jr.   12,380 shares   December 31, 2001       6,190     15,475    21,046
-------------------------------------------------------------------------------------------------
John D. Johns          7,420 shares   December 31, 2001       3,710      9,275    12,614
-------------------------------------------------------------------------------------------------
R. Stephen Briggs      4,280 shares   December 31, 2001       2,140      5,350     7,276
-------------------------------------------------------------------------------------------------
Jim E. Massengale      3,640 shares   December 31, 2001       1,820      4,550     6,188
-------------------------------------------------------------------------------------------------
A. S. Williams III     4,140 shares   December 31, 2001       2,070      5,175     7,038
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------


(1) In the event of a change in control, payment will be made with respect to all outstanding awards based upon performance at the target level (which, for all outstanding awards, is deemed to be at the seventy-fifth percentile) or, if greater, performance as of the December 31 preceding the change in control.

(2) Award is earned based on comparison of the Company's average return on average equity or total rate of return for a four-year period to a peer group. Below threshold, which is the median of the comparison group, no portion of award is earned.

                             OTHER PLANS AND ARRANGEMENTS

RETIREMENT BENEFITS. The table below illustrates the annual pension benefits payable to executive officers under the Protective Life Corporation Pension Plan. The table also reflects the Excess Benefit Plan that we have established to provide retirement benefits over the Internal Revenue Code limitations. Benefits in the table are not reduced by social security or other offset amounts. Since the benefits shown in the table reflect a straight life form of annuity benefit, if the payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.


                                  PENSION PLAN TABLE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                        YEARS OF SERVICE
REMUNERATION   -----------------------------------------------------------------
                   15           20          25           30            35
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 $  150,000    $ 33,521    $ 44,694     $ 55,868     $ 67,041      $ 78,215
    200,000      45,521      60,694       75,868       91,041       106,215
    250,000      57,521      76,694       95,868      115,041       134,215
    300,000      69,521      92,694      115,868      139,041       162,215
    400,000      93,521     124,694      155,868      187,041       218,215
    500,000     117,521     156,694      195,868      235,041       274,215
    750,000     177,521     236,694      295,868      355,041       414,215
  1,000,000     237,521     316,694      395,868      475,041       554,215
  1,250,000     297,521     396,694      495,868      595,041       694,215
  1,500,000     357,521     476,694      595,868      715,041       834,215
  1,750,000     417,521     556,694      695,868      835,041       974,215
  2,000,000     477,521     636,694      795,868      955,041     1,114,215
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months.

Only three Annual Incentive Plan bonuses (whether paid or deferred) may be included in obtaining the average compensation.

The Named Executives and their credited years of service as of December 31, 1998 are provided in the following table.

                  -------------------------------------------
                          NAME             YEARS OF SERVICE
                  -------------------------------------------
                   Drayton Nabers, Jr.            20
                   John D. Johns                   5
                   R. Stephen Briggs              27
                   Jim E. Massengale              15
                   A. S. Williams III             34
                  -------------------------------------------
                  -------------------------------------------

EMPLOYMENT CONTINUATION AGREEMENTS. The Company has entered into Employment Continuation Agreements with each of the Named Executives which provide for certain benefits in the event such executive's employment is actually or constructively (by means of a reduction in duties or compensation) terminated following certain events constituting a "change in control." Such benefits include (i) a payment equal to three times the sum of the annual base salary in effect at the time of the change in control and the average annual incentive plan bonus for the three years preceding the change in control; (ii) continuation (for up to twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service); and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

                  COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S
                           REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Succession Committee ("Committee"), which consists solely of independent non-employee directors, has oversight and ultimate control of the compensation paid to the Chief Executive Officer and other officers and employees of the Company and its subsidiaries, whether by salary or under the Company's compensation plans. The Committee has furnished the following report on executive compensation for 1998.

                                 COMPENSATION POLICY

     Under the supervision of the Committee, the Company has developed and implemented compensation policies and programs designed to add share-owner value by aligning the financial interests of the Company's executive officers with those of share owners. The strategy of the compensation program is to relate compensation to measurable business objectives and performance, and provide incentives to executives who contribute to the success of the Company. Growth in earnings per share, return on average equity and total rate of return are principal measures of Company performance employed by the Committee.

     The compensation package for the Chief Executive Officer and all other executive officers is comprised of three components: base salary, annual incentive awards and long term equity-based incentives.

SALARY

     The Company utilizes an independent compensation consultant to provide competitive compensation data for executive officers. Through the consultant, the Company accesses multiple compensation survey sources to review the pay practices of other life insurance companies and to establish salary ranges for executive officers. Some of the companies in the peer group listed on page 17 are included in the compensation surveys.

     The Committee's compensation strategy for executive officers has generally been to pay salaries at or near the median which, when supplemented by an Annual Incentive Plan award, will produce total cash compensation commensurate with the Company's performance as compared to a peer group of companies.

     Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies (adjusted for size) help determine where an officer's salary falls within the range. For the

Chief Executive Officer, Company performance is also considered by the Committee
in setting the appropriate base salary level.   No  specific weights are given
to any of the factors considered by the Committee. Based upon the above factors, the Committee established Mr. Nabers' 1998 base salary at $580,000, effective March 1, 1998.

ANNUAL INCENTIVE AWARDS

     The Company has had an annual cash bonus plan since 1973. The Annual Incentive Plan ("AIP") was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves the annual bonus paid to each of the executive officers, including the Chief
Executive Officer. Currently, there are 211 employees in the AIP, including the Chief Executive Officer. Each employee is assigned a target bonus percentage which ranges from 4% to 50% of salary. The Chief Executive Officer's target bonus percentage was 50% in 1998. Bonus payments, when made, may range from 33% to 200% of the target. The Committee is authorized to determine the exact percentage of AIP bonuses earned and may direct that no AIP bonuses be paid.

     The AIP provides that the Committee may credit annually to an incentive reserve for each fiscal year a provision which may not be more than 5% of the Company's pretax income for that year. In 1998, $ 6.5 million, or 2.9% of the Company's 1998 pretax income, was credited to the incentive reserve. In any year the Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any year may remain in the incentive reserve and be carried forward to the next year.

     An individual's AIP bonus is based upon Company performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities which are consistent with overall Company objectives. The Chief Executive Officer's AIP bonus is based solely on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting. For the other executive officers, 20% to 100% of their respective AIP bonuses is based upon Company performance, which, for 1998, was measured by the Company's operating earnings per share.

     Under the terms fixed by the Committee, Mr. Nabers would earn a target AIP bonus of 50% of 1998 base salary if the Company's 1998 operating earnings per share were $1.90. A maximum bonus, 200% of target or 90% of Mr. Nabers' 1998 base salary, would be paid if the Company's operating earnings per share were $2.00. The Company's 1998 operating earnings per share (diluted) of $2.02, representing a 16.6% operating return on average equity, resulted in Mr. Nabers earning a maximum AIP bonus of 100% of his 1998 base salary, or $580,000.

STOCK INCENTIVE AWARDS

     The Company's Long-Term Incentive Plan (formerly, the Performance Share
Plan) was initially adopted in 1973 by share owners to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase share ownership in the Company. Under the Long-Term Incentive Plan, officers and key employees of the Company and its subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, may be awarded performance shares and/or other forms of stock-based incentive compensation. In 1998, those selected by the Committee were awarded performance shares, each of which has a potential value equal to the market value of one share of Common Stock at the date payment may be earned. If an award is earned, unless deferment is elected under the Deferred Compensation Plan for Officers, the employee receives payment (in cash approximately equal to the income tax liability on the award and the balance in Common Stock) of all or part of the award four years after the award date, based on the award conditions determined by the Committee at the time of the award. With respect to 1998 awards, the number of performance shares awarded was determined by multiplying the employee's award percentage times such employee's base salary plus target AIP bonus, divided by the average share price of Common Stock. Each employee was assigned an award percentage which ranged up to 50% in 1998, to provide long-term compensation which is competitive to that offered to persons performing similar functions at insurance companies of comparable size. Mr. Nabers' 1998 award percentage was 50%. For 1998, a total of 71,340 shares were awarded to 36 participants including an award of 12,380 shares to Mr. Nabers.

     The criterion for payment of performance share awards is based upon a comparison of the Company's average return on average equity and total rate of return for an award period to that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The criterion provides for payment in the event the Company achieves its comparison levels with respect to either average return on average equity or total rate of return. The comparison group of companies is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS," each having net worth in excess of $100 million, ranked according to net worth, excluding downstream affiliates of any companies in the comparison group (see page 17). In the event that the Company's four-year results are below the median of the comparison group, no portion of the award is earned. If the Company's four-year results are at the median, 50% of the award is earned. Company results at the top 25% and 10% of the comparison group would result in up to 125% and 170% of the award being earned, respectively, for each executive officer. Mr. Nabers' awards earn out at 125% and 170% at these comparison levels, respectively. If a company in the comparison group is acquired or exits the insurance industry during the award period, such company is ranked below the Company for comparison purposes.

     Results for the award period ending in 1998 will not be known until the 1998 results for the individual companies included in the comparison group are available. Based upon information available as of the date of this Proxy Statement, it is anticipated that the Company's 1998 results will place the Company in the top 10% of the comparison group which will entitle Mr. Nabers to approximately $1,675,044 in shares of Common Stock and cash, representing 170% of his 1995 performance share award. $1,126,261 of this payment, or 67%, would represent appreciation in the market value of Common Stock since the award date.

LIMITS TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Under Section 162(m) of the Internal Revenue Code, Protective may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless the payments are made under qualifying performance-based compensation plans which meet certain specific requirements. All of the Company's executive compensation plans have been approved by share owners and are designed to comply with these specific requirements. As in all prior years, the Company did not pay any compensation that was non-deductible by reason of
Section 162(m) in 1998.

                                             COMPENSATION AND MANAGEMENT
                                                SUCCESSION COMMITTEE

                                           John J. McMahon, Jr., Chairman
                                                   A. W. Dahlberg
                                                Ronald L. Kuehn, Jr.
                                                Robert A. Yellowlees

                                PERFORMANCE COMPARISON

The following graph compares total returns on the Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). The graph assumes $100 invested on December 31, 1993 and that all dividends were reinvested. Points on the graph represent performance as of the last business day of each of the years indicated.

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG PROTECTIVE LIFE CORPORATION, THE S&P 500, AND A PEER GROUP


                                       [GRAPH]

-----------------------------------------------------------------------------
                                     1993   1994   1995   1996   1997   1998
                                    -----------------------------------------
 PROTECTIVE LIFE CORPORATION         $100   $113   $149   $194   $296   $399
                                    -----------------------------------------
 S&P 500                              100    101    139    171    229    294
                                    -----------------------------------------
 PEER GROUP                           100     98    144    177    249    305
-----------------------------------------------------------------------------

The companies included in the Peer Group index are generally the same as those companies included in the Company's 1998 comparison group of companies under the Performance Share Plan. The index is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS," each having net worth in excess of $100 million, ranked according to net worth at January 1, 1998, excluding downstream affiliates of any companies in the comparison group. The Peer Group excludes Allied Life Financial Corporation, John Alden Financial Corporation and Travelers Group, Inc. that are included in the Company's 1998 Performance Share Plan comparison group because, although they were among the 40 largest companies on January 1, 1998, they were not publicly held on December 31, 1998. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are shown in the table below.

--------------------------------------------------------------------------------
Aetna Life & Casualty Company              Jefferson-Pilot Corporation
AFLAC, Inc.                                Kansas City Life Insurance Company
Alfa Corporation                           The Liberty Corporation
Allmerica Financial Corporation            Liberty Financial Companies
American General Corporation               Life USA Holding, Inc.
American Heritage Life Investment          Lincoln National Corporation
   Corporation                             National Western Life Insurance
American International Group, Inc.            Company
American National Insurance Company        Nationwide Financial Services, Inc.
AmerUS Life Holdings, Inc.                 Old Republic International
Aon Corporation                            Penn Treaty American Corporation
ARM Financial Group, Inc.                  Presidential Life Corporation
CIGNA Corporation                          Protective Life Corporation
CNA Financial Corporation                  Provident Companies, Inc.
Conseco, Inc.                              ReliaStar Financial Corporation
Delphi Financial Group, Inc.               SunAmerica, Inc.
The Equitable Companies Incorporated       Torchmark Corporation
Guarantee Life Companies, Inc.             United Insurance Companies, Inc.
Hartford Financial Services Group, Inc.    Unitrin Incorporated
Intercontinental Life Corporation          UNUM Corporation
--------------------------------------------------------------------------------

The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. John Alden Financial Corporation was deleted because it was acquired by another company. AmerUS Life Holdings, Inc., ARM Financial Group, Inc., Guarantee Life Companies, Inc., Intercontinental Life Corporation, Life USA Holding, Inc., Nationwide Financial Services, Inc., and Penn Treaty American Corporation were added to the Peer Group index because they were among the 40 largest companies on January 1, 1998.

As disclosed in the "Compensation and Management Succession Committee's Report on Executive Compensation," the Company's long-term incentive compensation is based upon comparisons of the Company's average return on average equity (in addition to total return) to that of a comparison group of companies. The following table sets forth the return on average equity and average return on average equity for the Company and the median for the applicable comparison group of companies.

--------------------------------------------------------------------------------
                PROTECTIVE LIFE CORPORATION      COMPARISON GROUP MEDIAN(1)
              ------------------------------------------------------------------
      YEAR          ROE(2)   AVERAGE ROE(3)      ROE(2)        AVERAGE ROE(3)
--------------------------------------------------------------------------------
      1998          16.8%        17.1%           12.0%(4)          11.6%(4)
      1997          17.2         17.9            12.6              10.2
      1996          16.6         18.3            11.8              11.7
      1995          17.7         18.0            11.6              11.5
      1994          20.1         17.3            10.5               9.5
--------------------------------------------------------------------------------

(1) The median is the middle value in a distribution, above and below which lie an equal number of values. Companies in the comparison group that have been acquired or have exited the insurance industry have been ranked below the median.
(2) Return on average equity for the year shown. Average equity excludes net unrealized gains and losses on investments.
(3) Average return on average equity for the four-year award period ending with the year shown.
(4) The 1998 comparison group median is not yet determinable. The percentage shown is the best estimate available as of the date of this Proxy Statement.

                           PROPOSAL 2:  RATIFY APPOINTMENT
                        OF THE COMPANY'S INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, which is composed of non-employee directors, the Board of Directors has appointed PricewaterhouseCoopers LLP, a firm of independent public accountants, as independent auditors for the Company and its subsidiaries for 1999. This firm or its predecessor has served as independent public accountants for the Company and its predecessor since 1974. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Share Owners and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by share owners.

In evaluating the selection of PricewaterhouseCoopers LLP as principal independent public accountants for the Company and its subsidiaries, the Audit Committee of the Board of Directors has considered generally the non-audit professional services that PricewaterhouseCoopers LLP will likely be asked to provide for the Company during 1999, and the effect which performing such services might have on audit independence. It has reviewed the non-audit services which were performed in 1998 and determined that they were consistent with Company policy.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER INFORMATION

ANNUAL REPORTS AVAILABLE. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHARE OWNER WHO REQUESTS SUCH REPORT FROM THE COMPANY. REQUESTS FOR COPIES SHOULD BE DIRECTED TO: SHARE OWNER RELATIONS, PROTECTIVE LIFE CORPORATION, P. O. BOX 2606, BIRMINGHAM, ALABAMA 35202, TELEPHONE (205) 868-3573, FAX (205) 868-3541. COPIES MAY ALSO BE REQUESTED THROUGH THE INTERNET FROM THE COMPANY'S WORLD WIDE WEB SITE (HTTP://WWW.PROTECTIVE.COM). THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO ELECTRONICALLY ACCESSIBLE THROUGH THE INTERNET FROM THE "EDGAR DATABASE OF CORPORATE INFORMATION" ON THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (HTTP://WWW.SEC. GOV).

SHARE OWNER PROPOSALS AND NOMINATIONS FOR THE 2000 ANNUAL MEETING. In order to be included in the proxy materials for the Company's 2000 Annual Meeting of Share Owners, any proposals of share owners intended to be presented at the 2000 Annual Meeting of Share Owners must have been received in written form by the Company's Secretary at the principal office of the Company on or before November 27, 1999. Also, under our By-laws, nominations for director or other business proposals to be addressed at the meeting may be made by a share owner entitled to vote who has delivered a notice to the Company's Secretary no later than the close of business on February 26, 2000 and not earlier than January 27, 2000. The notice must contain the information required by the By-laws. Copies of our By-laws may be obtained from the Company's Secretary. Requests for copies should be directed to: Corporate Secretary, Protective Life Corporation, P. O. Box 2606, Birmingham, Alabama 35202. These advance notice provisions are in addition to, and separate from, the requirements which a share owner must meet in order to have a proposal included in the Proxy Statement under the rules of the Securities and Exchange Commission.

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     /   /
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS     FOR all nominees       WITHHOLD AUTHORITY to vote           *EXCEPTIONS
                             listed below    / /    for all nominees listed below / /               / /

Nominees: William J. Cabaniss, Jr., Drayton Nabers, Jr., John J. McMahon, Jr., A. W. Dahlberg, Ronald L. Kuehn, Jr.,
          James S. M. French, Robert A. Yellowlees, John D. Johns, Elaine L. Chao, Donald M. James, J. Gary Cooper
(INSTRUCTIONS:TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions ___________________________________________________________________________

2. Ratification of the appointment of PricewaterhouseCoopers     3. Unless "Authorization Withheld" is marked below, the
   LLP as the Company's independent auditors.                       persons named above as proxies are authorized to vote
                                                                    in accordance with their own judgment upon such other
                                                                    matter or matters as may properly come before the
                                                                    meeting.

     FOR  / /    AGAINST  / /     ABSTAIN  / /

                                                                 AUTHORIZATION WITHHELD   / /

                                                                                               CHANGE OF ADDRESS AND
                                                                                               OR COMMENTS MARK HERE   / /

                                                                           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                                                                           IN THE MANNER SPECIFIED ABOVE BY THE UNDERSIGNED.
                                                                           IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL,
                                                                           THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

                                                                           Dated __________________________________________, 1999

                                                                           ______________________________________________________
                                                                                               Signature
                                                                           ______________________________________________________
                                                                                               Signature

                                                                           VOTES MUST BE INDICATED
                                                                           (X) IN BLACK OR BLUE INK.    /X/

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON, DATE, AND RETURN PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE
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                                                 PROTECTIVE LIFE CORPORATION
                                                     Post Office Box 2606
                                                  Birmingham, Alabama 35202
                                                            P R O X Y
                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Drayton Nabers, Jr., John D. Johns, and Deborah J. Long, and each of them, with power of substitution, as proxies to represent and vote on behalf of the undersigned all shares of Common
     Stock of Protective Life Corporation which the undersigned is entitled to vote on all matters (unless otherwise indicated on the reverse side) which may come before the Annual Meeting of Share Owners to be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama 35223 on Monday, April 26, 1999 at
     10:00 a.m., CDT, and at any adjournments of the meeting.  All prior proxies given with respect to the voting of such shares at the Annual Meeting are revoked.

                                           THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

                                       PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.



                                                                 PROTECTIVE LIFE CORPORATION
                                                                 C/O THE BANK OF NEW YORK
                                                                 P. O. BOX 11203
                                                                 NEW YORK, NY 10203-0203
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